UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2023

MariaDB plc

(Exact name of registrant as specified in its charter)

Ireland	001-41571	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Veterans Blvd

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(855) 562-7423

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	MRDB	New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	MRDBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2023, the Board of Directors (the “Board”) of MariaDB plc (the “Company”) announced that Paul O’Brien, has been appointed by the Board to serve as Chief Executive Officer of the Company, effective May 26, 2023, and that Michael Howard has resigned as the Company’s Chief Executive Officer, effective May 26, 2023.

In addition to serving as Chief Executive Officer, Mr. O’Brien has been appointed by the Board to serve as a director of the Board, effective May 26, 2023. Mr. Howard is continuing as a director of the Board.

Mr. O’Brien, age 67, served as Senior Vice President, Sales and Field Operations of the Company since March 2023. Prior to March 2023, Mr. O’Brien served as Vice President, Operations at NetApp, Inc., a storage and data management company, from May 2020 to May 2022. From January 2015 to February 2020, Mr. O’Brien served as Vice President, Business Intelligence and Operations at Symantec Corporation, a security company. Prior to that, Mr. O’Brien held various management positions at EMC Corporation, a storage and data management company, and HP Inc. (then Hewlett-Packard Company), a technology company, and also served as a partner at Prism Venture Partners, a venture firm. Mr. O’Brien holds a B.S. in Business Administration from Merrimack College. The Board believes that Mr. O’Brien brings a deep knowledge of sales and marketing, operational and strategic development, product management, and global marketing strategy. In addition, through his experience at the Company and at prior companies, Mr. O’Brien has a broad understanding of the operational needs and how to drive durable growth and profitability at companies such as MariaDB, and as the Company’s Chief Executive Officer, he will be a critical bridge between everyday Company, industry, and investor matters and the Board.

In connection with Mr. O’Brien’s appointment as Chief Executive Officer, Mr. O’Brien entered into an employment agreement with the Company’s wholly owned subsidiary MariaDB USA, Inc. (“MariaDB USA”), effective as of May 26, 2023. The employment agreement provides for: (i) an annual base salary of $450,000; (ii) participation in an annual incentive plan with a target bonus of $200,000 for fiscal year 2023, prorated for fiscal year 2023; (iii) participation in the employee benefit plans and programs maintained for the benefit of similarly situated employees; and (iv) reimbursement of all reasonable, customary and necessary business expenses. In addition, the Compensation and Human Resources Committee of the Board is currently considering the equity awards (including applicable terms) to be granted to Mr. O’Brien under the Company’s 2022 Equity Incentive Plan.

If MariaDB USA terminates Mr. O’Brien’s employment without cause or Mr. O’Brien resigns for good reason, in either case not in connection with a change of control of the Company, Mr. O’Brien is eligible to receive the following: (i) six months’ base salary (disregarding any salary reduction that forms the basis for a good reason termination); (ii) up to 50% of the target bonus Mr. O’Brien would have been entitled to for the fiscal year of termination, payable based on actual achievement of the performance criteria (and reduced by any amounts previously paid for the fiscal year of termination); and (iii) payment or reimbursement of COBRA premiums for six months following the last day of the month in which Mr. O’Brien’s date of termination occurs or, if earlier, until Mr. O’Brien ceases to be eligible for COBRA continuation coverage under MariaDB USA’s group health plans or Mr. O’Brien becomes eligible for group health insurance coverage from another employer.

If within three months prior to or within 12 months after a change of control, Mr. O’Brien’s employment is terminated without cause or Mr. O’Brien resigns for good reason, Mr. O’Brien is eligible to receive the following: (i) a lump sum payment equal to 50% of base salary (disregarding any salary reduction that forms the basis for a good reason termination); (ii) 50% of annual target bonus; (iii) a lump sum payment equal to six months of COBRA premiums; and (iv) full accelerated vesting of all then outstanding compensatory equity awards that vest based on continued employment or service.

The severance payments and benefits described above will be subject to Mr. O’Brien’s timely execution and non-revocation of a general release and waiver of claims in favor of the Company and MariaDB USA.

As a condition to Mr. O’Brien’s employment, Mr. O’Brien also entered into the Company’s standard form of Proprietary Information and Invention Assignment Agreement.

The foregoing description of Mr. O’Brien’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached to this Current Report on Form 8-K as an exhibit and incorporated herein by reference.

In connection with Mr. Howard’s departure from the Company, Mr. Howard entered into a Separation Agreement and General Release (the “Separation Agreement”) with MariaDB USA, pursuant to which Mr. Howard is eligible to receive the following severance upon effectiveness of the Separation Agreement: (i) continued payment of his annual base salary of $425,000 for 12 months following termination; (ii) payment of (x) his quarterly target bonus for the third fiscal quarter of fiscal 2023 that he would have been entitled to receive through the fiscal quarter of termination and (y) up to 75% of his annual EBITDA target bonus for fiscal 2023, all payable based on actual achievement of the performance criteria for such bonus (and reduced by any bonus amounts previously paid to Mr. Howard for fiscal year 2023); and (iii) subject to Mr. Howard’s timely election of group health coverage under COBRA, payment or reimbursement of COBRA premiums for himself, his spouse and eligible dependents for 12 months following the last day of the month in which Mr. Howard’s date of termination occurs or, if earlier, until the date Mr. Howard ceases to be eligible for COBRA continuation coverage under MariaDB USA’s group health plans or Mr. Howard becomes eligible for group health insurance coverage from another employer. Mr. Howard is also eligible for full accelerated vesting of his outstanding options to purchase ordinary shares of the Company and an extension of time to exercise his outstanding options as follows: (i) option to purchase 442,256 ordinary shares of the Company with an exercise price of $0.38 per share until December 1, 2025; (ii) option to purchase 468,627 ordinary shares of the Company with an exercise price of $0.47 per share until May 31, 2024; and (iii) option to purchase 147,736 ordinary shares of the Company with an exercise price of $0.80 per share until May 31, 2024. The foregoing severance amounts and benefits are subject to timely effectiveness of a general release and waiver of claims by Mr. Howard and Mr. Howard’s compliance with the terms of the Separation Agreement.

The foregoing description of Mr. Howard’s Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached to this Current Report on Form 8-K as an exhibit and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The press release relating to Mr. O’Brien’s appointment as the Company’s Chief Executive Officer and as director on the Board and Mr. Howard’s resignation as Chief Executive Officer, is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events, performance, results, and actions, such as “will” and “expect,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this Current Report on Form 8-K include statements regarding management succession matters. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or its management or board, including those beyond the Company’s control. Such risks and uncertainties include, but are not limited to, execution and integration of management and board changes and actions by the Company’s management and board and matters relating to management-related payments. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance and actions, please review “Risk Factors” described in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement between MariaDB plc and Paul O’Brien, dated May 26, 2023.

10.2	Separation Agreement between MariaDB plc and Michael Howard, dated May 26, 2023.

99.1	Press Release, dated May 30, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIADB PLC
Dated: May 30, 2023
	By:	/s/ Roya Shakoori
		Name:	Roya Shakoori
		Title:	General Counsel